Exhibit 10.3

[EXECUTION]

[WGR Pledge Agreement]

AMENDED AND RESTATED PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is made as of June 29, 2004, by Western Gas Resources, Inc., a Delaware corporation (herein called “Debtor”), in favor of Bank of America, N.A., as Administrative Agent for the Lenders (herein called “Secured Party”).

RECITALS:

1.                                       Debtor and Bank of America, N.A., as Administrative Agent, and certain financial institutions (collectively, the “Lenders”) who from time to time are parties to that certain Amended and Restated Credit Agreement of even date herewith (as from time to time amended, supplemented, or restated, the “Credit Agreement”) pursuant to which Debtor has executed in favor of each Lender a promissory note (such promissory notes, as from time to time supplemented or amended and all promissory notes given in renewal and extension thereof are collectively referred to herein as the “Notes”).

2.                                       Debtor has executed those certain senior notes pursuant to that certain Third Amended and Restated Master Shelf Agreement among Debtor, The Prudential Insurance Company of America (“PICA”), Prudential Investment Management, Inc. (“PIMI”), Pruco Life Insurance Company (“Pruco”) and certain Prudential Affiliates, as therein defined (PICA, PIMI, Pruco and such Prudential Affiliates collectively herein called “Prudential”) dated as of December 19, 1991, (effective January 13, 2003), as from time to time supplemented or amended.

3.                                       Debtor and one or more of the Lenders may, from time to time, enter into interest rate swap agreements with respect to various obligations of Debtor (such agreements, as from time to time amended, are collectively referred to herein as the “Swap Agreements”).

[4.                                   Debtor has executed in favor of Prudential that certain Pledge Agreement dated as of April 24, 2003 (such agreement, as from time to time amended, referred to herein as the “Prudential Pledge Agreement”), pursuant to which Debtor has granted to Prudential a security interest in the Collateral.]

5.                                       It is a condition precedent to Lenders’ obligation to advance funds pursuant to the Credit Agreement that Debtor shall execute and deliver this Agreement to Secured Party.

6.                                       The board of directors of Debtor has determined that Debtor’s execution, delivery and performance of this Agreement may reasonably be expected to benefit Debtor, directly or indirectly, and are in the best interests of Debtor.

NOW, THEREFORE, in consideration of the premises, of the benefits which will inure to Debtor from Lenders’ extensions of credit under the Credit Agreement, and of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, and in order to induce Lenders to continue to extend credit under the Credit Agreement, Debtor hereby agrees with Secured Party, for the benefit of each Lender, as follows:

AGREEMENTS:

ARTICLE I — Definitions and References

Section 1.1.                                   General Definitions.  As used herein, the terms “Credit Agreement”, “Debtor”, “Secured Party”, “Lenders”, “Notes”, “Prudential” and “Swap Agreements” shall have the meanings indicated above, and the following terms shall have the following meanings:

“Collateral” means all property, of whatever type, which is described in Section 2.1 as being at any time subject to a security interest granted hereunder to Secured Party.

“Commitment” means the agreement or commitment by Lenders to make loans or otherwise extend credit to Debtor under the Credit Agreement, and any other agreement, commitment, statement of terms or other document contemplating the making of loans or advances or other extension of credit by Lenders to or for the account of Debtor which is now or at any time hereafter intended to be secured by the Collateral under this Agreement.

“Event of Default” means the occurrence of any “Event of Default” as such term is defined in the Credit Agreement.

“Enforcement Action” means any exercise by Secured Party of any rights or remedies against any Collateral, whether hereunder or otherwise, in order to foreclose upon, collect, take possession of, sell, lease, dispose of, or otherwise realize upon Collateral.

“Intercreditor Agreement” means that certain Intercreditor Agreement of even date herewith among Lenders and Prudential, as from time to time amended.

“Issuer” means any issuer of Pledged Shares or LLC Rights and any successor of such Issuer.

“LLC Agreement” and “LLC Rights” shall have the meanings given such terms in Section 2.1(b).

“Obligation Documents” means the Credit Agreement, the Notes, the Security Documents and all other documents and instruments under, by reason of which, or pursuant to which any or all of the indebtedness and obligations arising under or pursuant to the Credit Agreement are evidenced, governed, secured, guarantied, or otherwise dealt with, and all other agreements, certificates, and other documents, instruments and writings heretofore or hereafter delivered in connection herewith or therewith.

“Other Liable Party” means any Person, other than Debtor, who may now or may at any time hereafter be primarily or secondarily liable for any of the Secured Obligations or who may now or may at any time hereafter have granted to Secured Party a Lien upon any property as security for the Secured Obligations.

“Pledged Shares” has the meaning given it in Section 2.1(a).

“Related Person” means Debtor, each Subsidiary of Debtor, and each Other Liable Party.

“Secured Obligations” shall have the meaning given it in Section 2.2.

“UCC” means the Uniform Commercial Code in effect in the State of Texas on the date hereof.

Section 1.2.                                   Incorporation of Other Definitions.  Reference is hereby made to the Credit Agreement for a statement of the terms thereof.  All capitalized terms used in this Agreement which are defined in the Credit Agreement and not otherwise defined herein shall have the same meanings herein as set forth therein.  All terms used in this Agreement which are defined in the UCC and not otherwise defined herein shall have the same meanings herein as set forth therein, except where the context otherwise requires.

Section 1.3.                                   Attachments.  All exhibits or schedules which may be attached to this Agreement are a part hereof for all purposes.

Section 1.4.                                   Amendment of Defined Instruments.  Unless the context otherwise requires or unless otherwise provided herein, references in this Agreement to a particular agreement, instrument or document (including, but not limited to, references in Section 2.1) also refer to and include all renewals, extensions, amendments, modifications, supplements or restatements of any such agreement, instrument or document, provided that nothing contained in this Section shall be construed to authorize any Person to execute or enter into any such renewal, extension, amendment, modification, supplement or restatement.

Section 1.5.                                   References and Titles.  All references in this Agreement to Exhibits, Articles, Sections, subsections, and other subdivisions refer to the Exhibits, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.  Titles appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Agreement.  The words “this Agreement”, “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The phrases “this Section” and “this subsection” and similar phrases refer only to the Sections or subsections hereof in which the phrase occurs.  The word “or” is not exclusive, and the word “including” (in all of its forms) means “including without limitation”.  Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.

ARTICLE II — Security Interest

Section 2.1.                                   Grant of Security Interest.  As collateral security for all of the Secured Obligations, Debtor hereby pledges and assigns to Secured Party and grants to Secured Party for the benefit of each Lender a continuing security interest in and to all right, title and interest of the following:

(a)                   Pledged Shares.  All of the following, whether now or hereafter existing, which are owned by Debtor or in which Debtor otherwise has any rights: the shares of stock of the Subsidiaries of Debtor described in Exhibit A hereto and all certificates representing such shares, all options and other rights, contractual or otherwise, at any time existing with respect to such shares, and all dividends, cash, instruments and other property now or hereafter received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares (any and all such shares, certificates, options, rights, dividends, cash, instruments and other property being herein called the “Pledged Shares”).

(b)                  LLC Rights.  All of the following (herein collectively called the “LLC Rights”), whether now or hereafter existing, which are owned by Debtor or in which such Debtor otherwise has any rights:

(i)                  all units of limited liability company ownership interests described on Exhibit A hereto and all other ownership interests in any Issuer that is a limited liability company which are now or hereafter owned by Debtor, all certificates representing any such ownership interests, all options and other rights, contractual or otherwise, at any time existing with respect to such ownership interests, and all dividends, cash, instruments and other property now or hereafter received, receivable or otherwise distributed in respect of or in exchange for any or all of such ownership interests;

(ii)               all proceeds, interest, profits, and other payments or rights to payment attributable to Debtor’s interests in any Issuer that is a limited liability company, and all distributions, cash, instruments and other property now or hereafter received, receivable or otherwise made with respect to or in exchange for any interest of Debtor in any Issuer that is a limited liability company, including interim distributions, returns of capital, loan repayments, and payments made in liquidation of any Issuer that is a limited liability company, and whether or not the same arise or are payable under any operating agreement or certificate forming any Issuer that is a limited liability company or any other agreement governing any Issuer that is a limited liability company or the relations among the members of any Issuer that is a limited liability company (any and all such operating agreements, certificates, and other agreements being herein called the “LLC Agreements”); and

(iii)            all other interests and rights of Debtor in any Issuer that is a limited liability company, whether under the LLC Agreements or otherwise, including without limitation any right to cause the dissolution of any Issuer that is a limited liability company or to appoint or nominate a successor to Debtor as a member of any Issuer that is a limited liability company.

(c)                   Proceeds.  All proceeds of any and all of the foregoing Collateral.

In each case, the foregoing shall be covered by this Agreement, whether Debtor’s ownership or other rights therein are presently held or hereafter acquired and however Debtor’s interests therein may arise or appear (whether by ownership, security interest, claim or otherwise).

The granting of the foregoing security interest under this Section 2.1 does not make Secured Party a successor to Debtor as a member of any Issuer that is a limited liability company, and neither Secured Party nor any of its successors or assigns hereunder shall be deemed to have become a member of any Issuer that is a limited liability company by accepting this Agreement or exercising any right granted herein unless and until such time, if any, when Secured Party or any such successor or assign expressly becomes a member of any Issuer that is a limited liability company after a foreclosure upon LLC Rights.  Notwithstanding anything herein to the contrary (except to the extent, if any, that Secured Party or any of its successors or assigns hereafter expressly becomes a member of any Issuer that is a limited liability company), neither Secured Party nor any of its successors or assigns shall be deemed to have assumed or otherwise become liable for any debts or obligations of any Issuer or of Debtor to or under any Issuer that is a limited liability company, and the above definition of “LLC Rights” shall be deemed modified, if necessary, to prevent any such assumption or other liability.

Section 2.2.                                   Secured Obligations.  The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, indebtedness and liabilities, whether now existing or hereafter incurred or arising:

(a)                   Credit Agreement Indebtedness.  The payment by Debtor, as and when due and payable, of all amounts from time to time owing by Debtor under or in respect of the

Credit Agreement, each Note, and any of the other Obligation Documents, and the due performance by Debtor of all of its other obligations under or in respect of the various Obligation Documents.

(b)                  Renewals.  All renewals, extensions, amendments, modifications, supplements, or restatements of or substitutions for any of the foregoing.

(c)                   Swap Obligations.  All obligations of any Related Person to any Lender or any Affiliate of any Lender under or pursuant to a Swap Agreement between any Related Person and such Lender or any Affiliate of such Lender.

As used herein, the term “Secured Obligations” refers to all present and future indebtedness, obligations, and liabilities of whatever type which are described above in this section, including any interest which accrues after the commencement of any case, proceeding, or other action relating to the bankruptcy, insolvency, or reorganization of the Debtor.

ARTICLE III — Representations, Warranties and Covenants

Section 3.1.                                   Representations and Warranties.  Debtor hereby represents and warrants to Secured Party and the Lenders as follows:

(a)                   Ownership Free of Liens.  Debtor has good and marketable title to the Collateral free and clear of all Liens, encumbrances or adverse claims, except for the security interest created by this Agreement and the security interest in favor of Prudential pursuant to the Prudential Pledge Agreement.  No dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral.  No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except any which have been filed in favor of Secured Party relating to this Agreement and any which have been filed in favor of Prudential relating to the Prudential Pledge Agreement.

(b)                  No Conflicts or Consents.  Neither the ownership or the intended use of the Collateral by Debtor, nor the grant of the security interest by Debtor to Secured Party herein, nor the exercise by Secured Party of its rights or remedies hereunder, will (i) conflict with any provision of (a) the articles or certificate of incorporation or bylaws of Debtor or any similar charter documents of any Issuer, or (b) any agreement, judgment, license, order or permit applicable to or binding upon Debtor or any Issuer, or (ii) result in or require the creation of any Lien, charge or encumbrance upon any material assets or properties of Debtor or of any Issuer or Related Person except as expressly contemplated in the Obligation Documents.  Except as expressly contemplated in the Obligation Documents (including, without limitation, Section 6.13 of the Credit Agreement), no consent, approval, authorization or order of, and no notice to or filing with, any court, governmental authority, Issuer or third party is required in connection with the grant by

Debtor of the security interest herein, or the exercise by Secured Party of its rights and remedies hereunder.

(c)                   Security Interest.  Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Secured Party as provided herein, free and clear of any Lien, adverse claim, or encumbrance except for the Liens in favor of Prudential pursuant to the Prudential Pledge Agreement.

(d)                  Perfection.  The taking possession by Secured Party of all certificates, instruments and cash constituting Collateral from time to time and the filing of financing statements with the Secretary of State (or equivalent governmental official) of the State in which Debtor is organized will perfect, and establish the first priority of (subject only to any Liens in favor of Prudential in accordance with and subject to the terms of the Intercreditor Agreement), Secured Party’s security interest hereunder in the Collateral securing the Secured Obligations.  No further or subsequent filing, recording, registration, other public notice or other action is necessary or desirable to perfect or otherwise continue, preserve or protect such security interest except (i) for continuation statements described in UCC Section 9.515(d), (ii) for filings required to be filed in the event of a change in the name, identity, or corporate structure of Debtor, or (iii) in the event any financing statement filed by Secured Party relating hereto otherwise becomes inaccurate or incomplete.

(e)                   Location of Debtor and Records.  Debtor’s chief executive office and principal place of business and the office where the records concerning the Collateral are kept is located at 1099 18th Street, Suite 1200, Denver, Colorado 80202.

(f)                     Pledged Shares.  Debtor has delivered to Secured Party all certificates evidencing Pledged Shares or LLC Rights.  All such certificates are valid and genuine and have not been altered.  All shares and other securities constituting the Pledged Shares or LLC Rights have been duly authorized and validly issued, are fully paid and non-assessable, and were not issued in violation of the preemptive rights of any Person or of any agreement by which Debtor or the Issuer thereof is bound.  All documentary, stamp or other taxes or fees owing in connection with the issuance, transfer or pledge of Pledged Shares or LLC Rights (or rights in respect thereof) have been paid.  No restrictions or conditions exist with respect to the transfer, voting or capital of any Pledged Shares or LLC Rights under the documentation governing such Pledged Shares or LLC Rights.  The Pledged Shares and the LLC Rights constitute one hundred percent (100%) of the shares of capital stock of each Issuer that is a corporation or one hundred percent (100%) of the membership interests of each Issuer that is a limited liability company.  No Issuer of any Pledged Shares or LLC Rights has any outstanding stock rights, rights to subscribe, options, warrants or convertible securities outstanding or any other rights outstanding whereby any Person would be entitled to have issued to him capital stock or membership interests of such Issuer.  No Issuer that is a limited liability company has made any calls for capital which have not been fully paid by Debtor and by each other member of such Issuer.  Debtor is not in default under any LLC Agreement, nor is any other member of any such Issuer.  Neither the making of this Agreement nor the exercise of any rights or remedies of Secured Party hereunder will cause a default under any LLC Agreement.  Debtor’s rights under any LLC Agreement are enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights.  The Pledged Shares do not constitute “margin stock” as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System.

Section 3.2.                                   Affirmative Covenants.  Unless Secured Party shall otherwise consent in writing after having received the consent of the Required Lenders, Debtor will at all times comply with the covenants contained in this Section 3.2 from the date hereof and so long as any part of the Secured Obligations or the Commitment is outstanding.

(a)                   Ownership and Liens.  Debtor will maintain good and marketable title to all Collateral free and clear of all Liens, encumbrances or adverse claims, except for the security interest created by this Agreement and the security interest created by the Prudential Pledge Agreement.  Debtor will defend Secured Party’s right, title and special property and security interest in and to the Collateral against the claims of any Person.

(b)                  Further Assurances.  Debtor will, at its reasonable expense and at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be reasonably necessary or that Secured Party may reasonably request in order (i) to perfect and protect the security interest created or purported to be created hereby and the priority of such security interest as stated herein; (ii) to enable Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) to otherwise effect the purposes of this Agreement, including but not limited to: (A) executing and filing such financing or continuation statements, or amendments thereto, as may be reasonably necessary or desirable or that Secured Party may request in order to perfect and preserve the security interest created or purported to be created hereby; and (B) furnishing to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

(c)                   Inspection and Information.  Debtor will furnish to Secured Party and each Lender any information which Secured Party may from time to time reasonably request on behalf of itself or any Lender concerning the Collateral, any covenant, provision or condition of this Agreement, or any matter in connection with Debtor’s businesses and operations.  Debtor shall permit representatives and independent contractors of the Secured Party to make such visitations and inspections on the terms as provided in Section 6.10 of the Credit Agreement.  Secured party and each Lender hereby agree that it will, at all times, abide by the terms of Section 10.08 of the Credit Agreement regarding treatment of confidential information.

(d)                  Delivery of Pledged Shares and LLC Rights.  All instruments, certificates and writings evidencing the Pledged Shares and the LLC Rights shall be delivered to Secured Party on or prior to the execution and delivery of this Agreement, together with a true and correct copy of the articles of incorporation, articles of organization, regulations and bylaws or other organizational documents of each Issuer and all amendments and supplements thereto.  All other instruments, certificates and writings hereafter evidencing or constituting Pledged Shares and the LLC Rights and all amendments or supplements to the articles of incorporation, articles of organization, regulations or bylaws (whether or not authorized hereunder) shall be delivered to Secured Party promptly upon the receipt thereof by or on behalf of Debtor.  All such Pledged Shares and LLC Rights shall be held by or on behalf of Secured Party pursuant hereto and shall be delivered in suitable form for transfer by delivery with any necessary endorsement or shall be accompanied by fully executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Secured Party.

(e)                   Proceeds of Pledged Shares and LLC Rights.  If Debtor shall receive, by virtue of its being or having been an owner of any Pledged Shares or LLC Rights, any (i) certificate evidencing shares of stock or membership interests (including any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reorganization, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spinoff or split-off), promissory note or other instrument or writing; (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Shares or LLC Rights, or otherwise; (iii) dividends payable in cash (except such dividends permitted to be retained by Debtor pursuant to Section 4.8 hereof) or in securities or other property, or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, if an Event of Default shall have occurred and be continuing, Debtor shall receive the same in trust for the benefit of Secured Party, shall segregate it from Debtor’s other property, and shall promptly deliver it to Secured Party in the exact form received, with any necessary endorsement or appropriate stock powers duly executed in blank, to be held by Secured Party as Collateral.

(f)                     Status of Pledged Shares and LLC Rights.  The certificates evidencing the Pledged Shares and the LLC Rights shall at all times be valid and genuine and shall not be altered.  The Pledged Shares and the LLC Rights at all times shall be duly authorized, validly issued, fully paid, and non-assessable, and shall not be issued in violation of the pre-emptive rights of any Person or of any agreement by which Debtor or the Issuer thereof is bound and shall not be subject to any restrictions with respect to transfer, voting or capital of such Pledged Shares or such LLC Rights.

(g)                  Notices from Issuer.  Debtor will promptly deliver to Secured Party a copy of each notice or other communication received by Debtor from any Issuer in respect of any Pledged Shares or LLC Rights.

Section 3.3.                                   Negative Covenants.  Unless Secured Party shall otherwise consent in writing after having received the consent of the Required Lenders, Debtor will at all times comply with the covenants contained in the Credit Agreement and in this Section 3.3 from the date hereof and so long as any part of the Secured Obligations or the Commitment is outstanding.

(a)                   Transfer or Encumbrance.  Except as expressly allowed under the Credit Agreement, without the prior written consent of Required Lenders, Debtor will not sell, assign (by operation of law or otherwise), transfer, exchange or otherwise dispose of any of the Collateral, nor will Debtor grant a Lien upon or execute, file or record any financing statement or other registration with respect to the Collateral, nor will Debtor allow any such Lien, financing statement, or other registration to exist or deliver actual or constructive possession of the Collateral to any other Person, other than Liens, financing statements or other registrations in favor of Secured Party and Prudential.

(b)                  Financing Statement Filings.  Debtor recognizes that financing statements pertaining to the Collateral have been or may be filed where Debtor has its chief executive office or chief place of business.  Without limitation of any other covenant herein, Debtor will not cause or permit any change to be made in the location of its chief executive office or chief place of business, unless Debtor shall have notified Secured Party of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action reasonably required by Secured Party for the purpose of further perfecting or protecting the security interest in favor of Secured Party in the Collateral.  In any notice furnished pursuant to this subsection, Debtor will expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of Secured Party’s security interest in the Collateral.

(c)                   Dilution of Shareholdings.  Debtor will not permit the issuance of (i) any additional shares of any class of capital stock of any Issuer (unless immediately upon issuance the same are pledged and delivered to Secured Party pursuant to the terms hereof to the extent necessary to give Secured Party a first priority security interest (subject only to any security interest in favor of Prudential in accordance with and subject to the terms of the Intercreditor Agreement) after such issue in at least the same percentage of such Issuer’s outstanding shares as Debtor had before such issue), (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of capital stock, or (iii) any warrants, options, contracts or other commitments entitling any

Person to purchase or otherwise acquire any such shares of capital stock not outstanding as of the date of this Agreement.

(d)                  Restrictions on Pledged Shares and LLC Rights.  Debtor will not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any Pledged Shares or LLC Rights except under the Debt Securities.

ARTICLE IV — Remedies, Powers and Authorizations

Section 4.1.                                   Provisions Concerning the Collateral.

(a)                   Additional Filings.  Debtor hereby authorizes Secured Party to file, without the signature of Debtor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral.  Debtor further agrees that a carbon, photographic or other reproduction of this Agreement or of any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction by Secured Party as it may deem appropriate.

(b)                  Power of Attorney.  Debtor hereby irrevocably appoints Secured Party as Debtor’s attorney-in-fact and proxy, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in Secured Party’s discretion, upon the occurrence and during the continuance of an Event of Default, to take any action, and to execute or indorse any instrument, certificate or notice, which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement including any action or instrument: (i) to request or instruct each Issuer (and any registrar, transfer agent, or similar Person acting on behalf of each Issuer) to register the pledge or transfer of the Collateral to Secured Party; (ii) to otherwise give notification to any Issuer (or any such registrar, transfer agent, financial intermediary, or other Person) of Secured Party’s security interests hereunder; (iii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (iv) to receive, indorse and collect any drafts or other instruments or documents; (v) to enforce any obligations included among the Collateral; and (vi) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce, perfect, or establish the priority of the rights of Secured Party with respect to any of the Collateral.  Debtor hereby acknowledges that such power of attorney and proxy are coupled with an interest, and are irrevocable.

(c)                   Performance by Secured Party.  If Debtor fails to perform any agreement or obligation contained herein, Secured Party may itself perform, or cause performance of,

such agreement or obligation, and the reasonable expenses of Secured Party incurred in connection therewith shall be payable by Debtor under Section 4.5.

Section 4.2.                                   Remedies.  If an Event of Default shall have occurred and be continuing, Secured Party may from time to time in its discretion, except as limited by any regulatory approvals, requests or requirements, without limitation and without notice except as expressly provided below (in each case subject to the Intercreditor Agreement):

(a)                   exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein, under the other Obligation Documents or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral);

(b)                  require Debtor to, and Debtor hereby agrees that it will at its expense and upon request of Secured Party, promptly assemble all or part of the Collateral as directed by Secured Party and make it (together with all books, records and information of Debtor relating thereto) available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties;

(c)                   reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;

(d)                  dispose of, at its office, on the premises of Debtor or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Secured Party’s power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Secured Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral;

(e)                   buy (or allow one or more of the Lenders to buy) the Collateral, or any part thereof, at any public sale;

(f)                     buy (or allow one or more of the Lenders to buy) the Collateral, or any part thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

(g)                  apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Debtor hereby consents to any such appointment;

(h)                  at its discretion, retain the Collateral in satisfaction of the Secured Obligations whenever the circumstances are such that Secured Party is entitled to do so under the UCC or otherwise (provided that Secured Party shall in no circumstances be deemed to have retained the Collateral in satisfaction of the Secured Obligations in the absence of an express notice by Secured Party to Debtor that Secured Party has either done so or intends to do so); and

(i)                      take any other Enforcement Action.

Debtor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

Section 4.3.                                   Application of Proceeds. Whenever Secured Party applies any cash held by Secured Party as Collateral, or any cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, the same shall be applied in the following order (subject to the rights of Lenders under the Credit Agreement and subject to the terms of the Intercreditor Agreement):

(a)                   To the repayment of all costs and expenses, including reasonable attorneys’ fees and legal expenses, incurred by Secured Party in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure of Debtor to perform or observe any of the provisions hereof;

(b)                  To the payment or other satisfaction of any Liens, encumbrances, or adverse claims upon or against any of the Collateral (other than those arising pursuant to the Prudential Pledge Agreement);

(c)                   To the reimbursement of Secured Party for the amount of any obligations of Debtor or any Other Liable Party paid or discharged by Secured Party (other than amounts for principal and interest under the Notes) pursuant to the provisions of this Agreement or the other Obligation Documents, and of any expenses of Secured Party payable by Debtor hereunder or under the other Obligation Documents;

(d)                  To the satisfaction of any other Secured Obligations to each Lender and Prudential in accordance with its Proportionate Share (as defined in the Intercreditor Agreement);

(e)                   By holding the same as Collateral;

(f)                     To the payment of any other amounts required by applicable law (including any provision of the UCC); and

(g)                  By delivery to Debtor or to whomever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

Each Lender hereby authorizes the Secured Party to remit to Prudential any cash held as Collateral or cash proceeds at any time due to Prudential pursuant to clause (d) above and the terms of the Intercreditor Agreement.

Section 4.4.                                   Deficiency.  In the event that the proceeds of any sale, collection or realization of or upon Collateral by Secured Party are insufficient to pay all Secured Obligations and any other amounts to which Secured Party and Lenders are legally entitled, Debtor shall be liable for the deficiency, together with interest thereon as provided in the governing Obligation Documents or (if no interest is so provided) at such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by Secured Party to collect such deficiency.

Section 4.5.                                   Indemnity and Expenses.  In addition to, but not in qualification or limitation of, any similar obligations under other Obligation Documents:

(a)                   Debtor will indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including enforcement of this Agreement), WHETHER OR NOT SUCH CLAIMS, LOSSES AND LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE IN OR PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED BY OR ARISE OUT OF SUCH INDEMNIFIED PARTY’S OWN NEGLIGENCE, except to the extent such claims, losses or liabilities are proximately caused by the indemnified party’s individual gross negligence or willful misconduct.  As used in this Section 4.5, the terms “Secured Party” and “Lender” shall include each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

(b)                  Debtor will upon demand pay to Secured Party the amount of any and all reasonable costs and expenses, including the reasonable fees and disbursements of Secured Party’s counsel and of any experts and agents, which Secured Party may incur in connection with (i) the transactions which give rise to this Agreement, (ii) the preparation of this Agreement and the perfection and preservation of this security interest created under this Agreement, (iii) the administration of this Agreement; (iv) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral; (v) the exercise or enforcement of any of the rights of Secured Party hereunder; or (vi) the failure by Debtor to perform or observe any of the provisions hereof, except expenses resulting from Secured Party’s gross negligence or willful misconduct.

Section 4.6.                                   Non-Judicial Remedies.  In granting to Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Party to enforce its rights by judicial process.  In so providing for non-judicial remedies, Debtor recognizes and concedes that such remedies are consistent with the usage of trade, are responsive to commercial necessity, and are the result of a bargain at arm’s length.  Nothing herein is intended, however, to prevent Secured Party or Debtor from resorting to judicial process at its option.

Section 4.7.                                   Other Recourse.  Debtor waives any right to require Secured Party or any Lender to proceed against any other Person, to exhaust any Collateral or other security for the Secured Obligations, or to have any Other Liable Party joined with Debtor in any suit arising out of the Secured Obligations or this Agreement, or pursue any other remedy in Secured Party’s power.  Debtor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension for any period of any of the Secured Obligations of any Other Liable Party from time to time.  Debtor further waives any defense arising by reason of any disability or other defense of any Other Liable Party or by reason of the cessation from any cause whatsoever of the liability of any Other Liable Party.  This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased and irrespective of the validity or enforceability of any other Obligation Document to which Debtor or any Other Liable Party may be a party, and notwithstanding any death, incapacity, reorganization, or bankruptcy of any Other Liable Party or any other event or proceeding affecting any Other Liable Party.  Until all of the Secured Obligations shall have been paid in full, Debtor shall have no right to subrogation and Debtor waives the right to enforce any remedy which Secured Party or any Lender has or may hereafter have against any Other Liable Party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Secured Party and each Lender.  Debtor authorizes Secured Party, without notice or demand, without any reservation of rights against Debtor, and without in any way affecting Debtor’s liability hereunder or on the Secured Obligations, from time to time to (a) take or hold any other property of any type from any other Person as security for the Secured Obligations, and exchange, enforce, waive and release any or all of such other property, (b) apply the Collateral or such other property and direct the order or manner of sale thereof as Secured Party may in its discretion determine, subject to the Intercreditor Agreement, (c) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any Other Liable Party in respect to any or all of the Secured Obligations or other security for the Secured Obligations, (d) waive, enforce, modify, amend, restate or supplement any of the provisions of any Obligation Document with any Person other than Debtor, and (e) release or substitute any Other Liable Party.  Any action described in this Section 4.7 may be taken by Secured Party only in accordance with the Intercreditor Agreement.

Section 4.8.                                   Voting Rights, Dividends, Etc. in Respect of Pledged Shares and LLC Rights.

(a)                   So long as no Event of Default shall have occurred and be continuing Debtor may receive and retain any and all dividends or interest paid in respect of the Pledged Shares and the LLC Rights; provided, however, that any and all

(i)                  dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Shares or LLC Rights,

(ii)               dividends and other distributions paid or payable in cash in respect of any Pledged Shares or LLC Rights in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and

(iii)            cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Shares or LLC Rights,

shall be, and shall forthwith be delivered to Secured Party to hold as, Pledged Shares or LLC Rights and shall, if received by Debtor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of Debtor, and be forthwith delivered to Secured Party in the exact form received with any necessary indorsement or appropriate stock powers duly executed in blank, to be held by Secured Party as Collateral.

(b)                   Upon the occurrence and during the continuance of an Event of Default:

(i)                  all rights of Debtor to receive and retain the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to subsection (a) of this section shall automatically cease, and all such rights shall thereupon become vested in Secured Party which shall thereupon have the sole right to receive and hold as Pledged Shares or LLC Rights such dividends and interest payments;

(ii)               without limiting the generality of the foregoing, Secured Party may at its option (subject to the Intercreditor Agreement) exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares or LLC Rights as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Shares or LLC Rights upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Issuer, or upon the exercise by any Issuer of any right, privilege or option pertaining to any Pledged Shares or LLC Rights, and, in connection therewith, to deposit and deliver any and all of the Pledged Shares or LLC Rights with any committee, depository, transfer, agent, registrar or other designated agent upon such terms and conditions as it may determine; and

(iii)            all dividends and interest payments which are received by Debtor contrary to the provisions of subsection (b)(i) of this section shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Debtor, and shall be forthwith paid over to Secured Party as Pledged Shares or LLC Rights in the exact form received, to be held by Secured Party as Collateral.

Section 4.9.                                   Private Sale of Pledged Shares.  Debtor recognizes that Secured Party may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or the LLC Rights and that Secured Party may, therefore, determine to make one or more private sales of any such securities or LLC Rights to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities or LLC Rights for their own account, for investment and not with a view to the distribution or resale thereof.  Debtor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to delay sale of any such securities or LLC Rights for the period of time necessary to permit the Issuer of such securities or LLC Rights to register such securities or LLC Rights for public sale under the Securities Act of 1933, as amended.  Debtor further acknowledges and agrees that any offer to sell such securities or LLC Rights which has been (a) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of Denver, Colorado (to the extent that such an offer may be so advertised without prior registration under the Securities Act), or (b) made privately in the manner described above to not less than fifteen (15) bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9.610(c) of the UCC (or any successor or similar, applicable statutory provision) as then in effect in the State of Texas, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, as amended, and that Secured Party may, in such event, bid for the purchase of such securities or LLC Rights.

ARTICLE V — Miscellaneous

Section 5.1.                                   Notices.  Any notice or communication required or permitted hereunder shall be given as provided in the Credit Agreement.

Section 5.2.                                   Amendments.  No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Debtor, Secured Party, and Required Lenders (or Debtor and Secured Party with the prior written consent of Required Lenders) and no waiver of any provision of this Agreement, and no consent to any departure by Debtor therefrom, shall be effective unless it is in writing and signed by Secured Party with the prior written consent of Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing.

Section 5.3.                                   Preservation of Rights.  No failure on the part of Secured Party or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Obligation Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  Neither the execution nor the delivery of this Agreement shall in any manner impair or affect any other security for the Secured Obligations.  The rights and remedies of Secured Party and each Lender provided herein and in the other Obligation Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.  The rights of Secured Party and each Lender under any Obligation Document against any party thereto are not conditional or contingent on any attempt by Secured Party or such Lender to exercise any of its rights under any other Obligation Document against such party or against any other Person.

Section 5.4.                                   Unenforceability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 5.5.                                   Survival of Agreements.  All representations and warranties of Debtor herein, and all covenants and agreements herein shall survive the execution and delivery of this Agreement, the execution and delivery of any other Obligation Documents and the creation of the Secured Obligations.

Section 5.6.                                   Other Liable Party.  Neither this Agreement nor the exercise by Secured Party or the failure of Secured Party to exercise any right, power or remedy conferred herein or by law shall be construed as relieving any Other Liable Party from liability on the Secured Obligations or any deficiency thereon.  This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased or irrespective of the validity or enforceability of any other Obligation Document to which Debtor or any Other Liable Party may be a party, and notwithstanding the reorganization, death, incapacity or bankruptcy of any Other Liable Party, and notwithstanding the reorganization or bankruptcy or other event or proceeding affecting any Other Liable Party.

Section 5.7.                                   Binding Effect and Assignment.  This Agreement creates a continuing security interest in the Collateral and (a) shall be binding on Debtor and its successors and permitted assigns and (b) shall inure, together with all rights and remedies of Secured Party hereunder, to the benefit of Secured Party that inure to the benefit of such Lender, and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing, each Lender may (except as otherwise provided in and subject to the Credit Agreement and the Intercreditor Agreement) pledge, assign or otherwise transfer any or all of its rights under any or all of the Obligation Documents to any other Person, and such other Person shall thereupon become vested with all of the benefits in respect thereof, herein or otherwise in accordance with the Credit Agreement.  None of the rights or duties of Debtor hereunder may be assigned or otherwise transferred without the prior written consent of Secured Party.

Section 5.8.                                   Termination.  It is contemplated by the parties hereto that there may be times when no Secured Obligations are outstanding, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding Secured Obligations.  Upon the satisfaction in full of the Secured Obligations, upon the termination or expiration of the Credit Agreement and the Commitment, and upon written request for the termination hereof delivered by Debtor to Secured Party, this Agreement and the security interest created hereby shall terminate and all rights to the Collateral shall revert to Debtor.  Secured Party will, upon Debtor’s request and at Debtor’s reasonable expense, (a) return to Debtor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof; and (b) execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination.

SECTION 5.9.                  FINAL AGREEMENT.  THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

Section 5.10.                             Loan Document.  This Agreement is a “Loan Document”, as defined in the Credit Agreement, and, except as expressly provided herein to the contrary, this Agreement is subject to all provisions of the Credit Agreement governing such Loan Documents.

Section 5.11.                             Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed entirely within such State, except as required by mandatory provisions of law and except to the extent that the perfection and the effect of perfection or non-perfection of the security interest created hereunder, in respect of any particular collateral, are governed by the laws of a jurisdiction other than such State.

Section 5.12.                             Counterparts.  This Agreement may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same Agreement.

Section 5.13.                             Amendment and Restatement.  This Agreement renews, amends and restates that certain Pledge Agreement dated as of April 24, 2003, executed by Debtor in favor of Bank of America, N.A., for the benefit of the “Lenders” named therein (the “Original Pledge

Agreement”), in its entirety, effective as of the date first written above, and all of the terms and provisions hereof shall supersede the terms and provisions thereof; provided, however that this Agreement renews, extends and continues all Liens existing by the Original Pledge Agreement, although the terms and provisions and conditions of such Liens shall hereafter be governed in all respects by this Agreement.

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IN WITNESS WHEREOF, Debtor, Secured Party, and each Lender has caused this Agreement to be executed and delivered this Agreement by its officer thereunto duly authorized, as of the date first above written.

WESTERN GAS RESOURCES, INC., as Debtor

By:	/s/ William J. Krysiak
William J. Krysiak
Executive Vice President and
Chief Financial Officer

BANK OF AMERICA, N.A.,
as Secured Party

By:	/s/ Richard L. Stein
Name: Richard L. Stein
Title: Principal

EXHIBIT A

Corporations

Issuer	Certificate No.	No. of Shares	Class

MIGC, Inc.	3	100,000	common

Western Gas Resources - Texas, Inc.	3	990	common

Western Gas Resources - Texas, Inc.	4	10	common

Mountain Gas Resources, Inc.	A-3	1,000,834	common

Lance Oil & Gas Company, Inc.	1	1,000	common

Limited Liability Companies

Issuer	Membership Interest

Western Gas Wyoming, L.L.C.	100%